Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Helix Acquisition Corp. II

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	457(o)	1,150,000	(2)	$10.00	$11,500,000	0.00014760	$1,697.40
Fees Previously Paid
	Total Offering Amounts						$11,500,000		$1,697.40
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$1,697.40

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes 150,000 Class A ordinary shares, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.